EXHIBIT 10.36
                                                                  -------------

                          [Heartsoft, Inc. Letterhead]



November 8, 2000

Hi-Tel Group, Inc.
2400 E. Commerical Blvd, #205
Ft. Lauderdale, FL  33308

Dear Steve:

Upon review of stock recently issued to Hi-Tel, I realized that although our agreement to amend the Promissory Note dated August 18, 2000 was completed verbally, we need written documentation for our records.

According to the new terms, the original amount of the Promissory note of $100,000 has been reduced to $60,000 by an issuance of 80,000 shares of restricted common stock; Certificate #7273 dated September 29, 2000. The balance of $60,000 owed on the new note will be fully due and payable on December 31, 2000.

Please consider this letter as the formal amendment to the Promissory note and our complete understanding of the newly negotiated terms.


Warmest Regards,


/s/ Benjamin P. Shell
Benjamin P. Shell
Chief Executive Officer

By my signature, I agree to the terms set forth in this letter:


/s/ Steven Hirsch
Hi-Tel Group, Inc.                          Date: November 10, 2000